UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

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LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)
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Delaware	000-32551	23-3067904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office)(Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

QUEENSLAND PREMIER, THE HONOURABLE MS ANNA BLIGH, ANNOUNCES THAT LEGEND INTERNATIONAL HOLDINGS HAS RECEIVED APPROVAL FOR THE MINING LEASE AT ITS PARADISE NORTH PHOSPHATE PROJECT

Melbourne Australia – Tuesday, April 12, 2011 – Legend International Holdings, Inc (OTCBB: LGDI) is pleased to announce that the State Government of Queensland, Australia, has approved the grant of Legend’s Paradise North mining lease ML90191 north west of Mt. Isa, Queensland, Australia. Paradise North is the second Mining Lease (ML) applied for in Queensland for the Legend Phosphate Project following the granting of The D-Tree North mining lease ML90190 in August 2010 and is the first of two to be granted for the Paradise phosphate fertilizer project.

Paradise North will be the first site of mining for Legend’s Paradise phosphate fertilizer project. The project recently reported a pre-tax net present value of US$4.8 billion dollars from its expanded production feasibility study (see press release dated April 8, 2011) which has assessed that the production of 1.2 million tonnes per annum of di-ammonium phosphate (DAP) and mono-ammonium phosphate (MAP) is technically and economically viable.

Queensland Premier, The Honourable Ms Anna Bligh announced today that Legend International Holdings had received approval for a second mining lease in the North West Minerals Province.

"This investment from Legend International clearly shows that the mining and resources sectors are confident when it comes to investing in Queensland," Ms Bligh said.

"With Legend's estimate of almost 200 million tonnes of mineral reserves in the area, we are looking at a mine with an operational life of 60 years.”

"The North West is important to the whole Queensland economy. That's why we're taking steps to ensure the resources and mining industry can continue to develop in the area.”

"This is the latest project to be approved through the streamlining process.”

"Rigorous checks and balances are in place but we've made an effort to reduce red tape to make sure developments that check all the right boxes can be up and running quickly."

Legend International welcomes the grant of the Paradise North ML as another significant milestone in the further development of the phosphate industry in North West Queensland and welcomes the confidence and support that the Queensland State Government has shown for the Legend Phosphate project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

		By:	/s/ Peter Lee
Peter Lee
Secretary

Date:	April 15, 2011